Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-253988, 333-263084 and 333-268654 on Form S-8 of our report dated September 27, 2022, relating to the financial statements of Ferguson plc appearing in this Annual Report on Form 10-K for the year ended July 31, 2023.

/s/ Deloitte LLP
London, United Kingdom
September 26, 2023